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                                                                    EXHIBIT 10.5

      This Twenty-Third Amendment to District Cooling System Use Agreement (the "Twenty-Third Amendment"), dated as of November 1, 2005 (the "Effective Date") by and between the City of Chicago, Illinois (the "City"), a home rule unit and municipality under Article VII of the Constitution of the State of Illinois, and Thermal Chicago Corporation, an Illinois corporation (the "Grantee").

                                  WITNESSETH:

      WHEREAS, the City and the Grantee have entered into that certain District Cooling System Use Agreement dated as of October 1, 1994 (the "Original Agreement"), as heretofore amended (the "Current Agreement"), which grants to the Grantee (and its ' successors in interest) the non-exclusive right to use certain public ways of the City to construct, operate and maintain a district cooling system (the "System"); and

      WHEREAS, Exhibit 1 to the Current Agreement describes the "Current Distribution Facilities" (as such term is defined in the Current Agreement) for the Grantee's System; and

      WHEREAS, Exhibit 2 to the Current Agreement provides the Location Map of the Grantee's System, including the Current Distribution Facilities; and

      WHEREAS, Grantee wishes to amend Exhibit 1 and Exhibit 2 to the Current Agreement (the "Current Exhibit") to include in the Current Distribution Facilities a portion of East Randolph Street

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from North Columbus Drive to a point approximately 340 feet east of the right-of-way line of North Columbus Drive as described and depicted in amended Exhibits 1 and 2, each as attached to this Twenty-Third Amendment (collectively, the "Amended Exhibits"); and

      WHEREAS, the City Council of the City on October 6, 2005, adopted an ordinance authorizing and approving execution of a Twenty-Third Amendment to the Current Agreement in substantially the form of this Twenty-Third Amendment, including the Amended Exhibits (the "Ordinance"); and

      WHEREAS, the City and the Grantee now desire to amend the Current Agreement, including the Current Exhibits, subject to the terms and conditions set forth below;

      NOW, THEREFORE,

      It is agreed by the parties hereto as follows:

      Section 1. The above recitals are expressly incorporated herein and made a part of this Twenty-Third Amendment by reference as though fully set forth herein. The capitalized terms not otherwise defined herein shall have the meanings set forth in the Current Agreement.

      Section 2. As of the Effective Date of this Twenty-Third Amendment, the current Exhibits are deemed superseded and replaced by the Amended Exhibits.

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      Section 3. The Grantee represents that, to the best of its knowledge, no member of the governing body of the City and no other official, officer, agent or employee of the City is employed by the Grantee or has a personal financial or economic interest directly or indirectly in this Twenty-third Amendment or any contract or subcontract resulting therefrom or in the privileges to be granted hereunder except as may be permitted in writing by the Board of Ethics established pursuant to (Chapter 2-156) of the Municipal Code of Chicago (the "Code"). No payment, gratuity or offer of employment shall be made in connection with this Nineteenth Amendment by or on behalf of any contractors to the Grantee or higher tier subcontractors or anyone associated therewith, as an inducement for the award of contracts, subcontracts or orders. Any agreement entered into, negotiated or performed in violation of any of the provisions of said Chapter 2-156 shall be voidable as to the City.

      Section 4. Neither the Grantee nor its contractors shall be in violation of the provisions of Section 2-92-320, Chapter 2-92 of the Code. In connection herewith, the Grantee has executed the applicable Certification required under the Illinois Criminal Code, 720 ILCS 5/33-11 (1994 State Bar Edition) and under the Illinois Municipal Code, 65 ILCS 5/1-1 et seq. (1994 State Bar Edition).

      Section 5. It shall be the duty of the Grantee, all contractors, all consultants, and all officers, directors, agents, partners, and employees of the Grantee to cooperate with the Inspector General in any investigation or hearing undertaken pursuant to Chapter 2-56 of the Code. The Grantee shall inform

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all its contractors of the provision and require understanding and compliance herewith.

      Section 6. The Grantee has provided copies of its latest articles of incorporation and bylaws and its certification of good standing from the Office of the Secretary of State of Illinois. The Grantee has provided the City with the Disclosure of Ownership Interest Affidavit for the Grantee and its direct and indirect corporate parents.

      Section 7. If the Grantee conducts any business operations in Northern Ireland, it is hereby required that the Grantee make all reasonable and good faith efforts to conduct any such business operations in Northern Ireland in accordance with the MacBride Principles for Northern Ireland as defined in Illinois Public Act 85-1390 (1988 Ill. Laws 3220).

      Section 8. Pursuant to Section 2-156-030(b) of the Municipal Code of the City of Chicago, it is illegal for any elected official of the city, or any person acting at the direction of such official, to contact, either orally or in writing, any other city official or employee with respect to any matter involving any person with whom the elected official has a business relationship, or to participate in any discussion in any city council committee hearing or in any city council meeting or to vote in any discussion in any city council meeting hearing or in any city council meeting or to vote on any matter involving the person with whom an elected official has a business relationship. Violation of Section 2-156-030(b) by any elected official with respect to this Nineteenth Amendment shall be

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grounds for termination of the Current Agreement and this Nineteenth Amendment.
The term business relationship is defined as set forth in Section 2-156-080 of the Code.

      Section 2-156-080 defines a "business relationship" as any contractual or other private business dealing of an official, or his or her spouse, or of any entity in which an official or his or her spouse has a financial interest, with a person or entity which entitles an official to compensation or payment in the amount of $2,500 or more in a calendar year; provided, however, a financial interest shall not include: (i) any ownership through purchase at fair market value or inheritance of less than one percent of the share of a corporation, or any corporate subsidiary, parent of affiliate thereof, regardless of the value of or dividends of such shares, if such shares are registered on a securities exchange pursuant to the Securities Exchange Act of 1934, as amended; (ii) the authorized compensation paid to an official or employee for his or employment;
(iii) any economic benefit provided equally to all residents of the city; (iv) a time or demand deposit in a financial institution; or (v) an endowment or insurance policy or annuity contract purchased from an insurance company. A "contractual or other private business dealing" shall not include any employment relationship of an official's spouse with an entity when such spouse has no discretion concerning or input relating to the relationship between that entity and the City.

      Section 9. Except as expressly modified in this Twenty-Third Amendment, all other terms covenants and conditions in the Current Agreement (including exhibits and attachments) remain

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unchanged and all affidavits, certificates and representations in the Current
Agreement (including exhibits and attachments) are deemed reaffirmed as if made as of the date hereof.

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                                   EXHIBIT 1

                             TWENTY-THIRD AMENDMENT

      The Grantee's District Cooling System is anticipated to be constructed in the Public Ways and at the approved plant locations set forth below. The exact location of each component of Grantee's Distribution Facilities shall be presented to and reviewed by the City as set forth in the Agreement on an on-going basis prior to construction and installation in order to obtain permits for construction and installation specifying the exact locations of the Grantee's Distribution Facilities.

Production Plant #1:      Northeast corner of South State Street and East Adams
                          Street

Distribution Piping:      In LaSalle Street proceeding for 200 feet north, more
                          or less, from the intersection of West Adams Street.
                          In Dearborn Street from Adams Street to Lake Street including the portions of the Dearborn Street/Madison
                          Street intersection. In Adams Street from LaSalle
                          Street to Michigan Avenue. In Madison Street, from
                          Dearborn Street to the north/south public alley which lies 120 feet west of the west right-of-way line of State Street and in said alley from Madison Street to Monroe Street. In City property at the northwest corner of Carroll Avenue and Dearborn Street. In West
                          Adams Street from Franklin Street to a point 100 feet west of Lower Wacker Drive.

Production Plant #2:      Northwest corner of South Franklin Street and West
                          Congress Parkway

Distribution Piping:      In Van Buren Street, from Wacker Drive to Franklin
                          Street. In Franklin Street from Van Buren Street to
                          Lake Street. In Jackson Boulevard from Franklin Street to 150 feet East of State Street.

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                          In the Jackson Boulevard/Dearborn Street intersection
                          and in Dearborn Street from such intersection to 100 feet south of such intersection. In LaSalle Street, from West Wacker Drive to Van Buren Street. In Washington Boulevard, from LaSalle Street to approximately 300 feet west of Franklin Street. In the Washington Street Trolley Tunnel from 300 feet west of Franklin Street to North Water Street. On City property consisting of viaducts and/or bridge facilities located between Canal Street and the South Branch of the Chicago River in the following locations: West Washington Boulevard and West Monroe Street. In Monroe Street, from Dearborn Street to Clark Street.

Production Plant #3       Northeast corner of Randolph and Columbus Drive
                          (located in the Blue Cross/Blue Shield Building).

Distribution Piping:      In Columbus Drive, from Randolph Street to South Water
                          Street. In South Water Street, from Columbus Drive to
                          Garland Court. In Garland Court from Lake Street to approximately 300 feet north of Wacker Drive. In Lake
                          Street, from Garland Court to LaSalle Street.

                          In LaSalle Street Trolley Tunnel, from Lake Street to approximately 50 feet north of West Carroll Avenue. In West Carroll Avenue, from the westerly right of way line of Wells Street to Clark Street, and in addition, the Clark Street/Carroll Avenue and Dearborn Street/Carroll Avenue intersections. To the extent of City property interests therein, in the lower Carroll Avenue access driveway (but only to the extent permitted by and consistent with City property interest therein) extending from the south line of West Kinzie Street beginning at a point 88 feet east of North Dearborn Street for a distance of approximately 98 feet south and

* Plant 4 is anticipated to be transferred to Northwind Chicago L.L.C. as an Affiliated Plant.

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                          thence generally in a southwesterly direction for
                          approximately 151 feet to the intersection of lower Carroll Avenue and North Dearborn Street. In Kinzie Street from 75 feet east of Dearborn Street to 75 feet east of State Street. In LaSalle Street from West Carroll Avenue to approximately 50 feet north of West Carroll Avenue. Across and under Kinzie Street from the Merchandise Mart to the building commonly known as 400 N. Franklin Street for piping with a maximum trench-width of six (6) feet to be located west of the Franklin Street/Kinzie Street intersection and east of the Orleans Street/Kinzie Street intersection. Across and under Orleans Street from the Merchandise Mart to the Apparel Center for piping with a maximum trench-width of six (6) feet to be located south of the Kinzie Street/Orleans Street intersection and north of the Chicago River.

                          In a portion of Kinzie Street from 75 feet east of Dearborn to Dearborn Street. In Dearborn Street from Kinzie Street to Ontario Street. In Ontario Street from Dearborn Street to Wabash Avenue. In Wabash Avenue from Grand Avenue to Huron Street. In Erie Street from State Street to Rush Street. In Grand Avenue from Wabash Avenue to a point approximately 150 feet east of St. Clair Street. In Rush Street from Erie Street to Superior Street.

                          In Garland Court from Lake Street to Benton Place. In Benton Place from Garland Court to Wabash Avenue. In Randolph Street from a point 340 feet east of North Columbus Drive to and including Michigan Avenue.

Production Plant #4:*     North Orleans Street on the west, North Wells Street
                          on the east, West Kinzie

* Plant 4 is anticipated to be transferred to Northwind Chicago L.L.C. as an Affiliated Plant.

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                          Street on the north, and the Chicago River on the
                          south (located in the Merchandise Mart building).

Distribution Piping:      In Washington Boulevard from Dearborn Street to State
                          Street. Under the Orleans Street viaduct from
                          Grantee's existing piping (north of the Chicago River) to Kinzie Street. In Kinzie Street from the Kinzie
                          Street/Orleans Street intersection west to the north-south public alley west of Orleans Street; north in said north-south public alley to the east-west public alley. In said east-west public alley west to a point
                          220.0 feet west of North Orleans Street. In the north-south alley east of Kingsbury Street from Hubbard Street to the existing piping in the east-west alley south of Hubbard Street. In Hubbard Street from
                          Kingsbury Street to the north/south public alley immediately east of Kingsbury Street. In Kingsbury
                          Street from Hubbard Street to Chicago Avenue up to and including the intersection of Kingsbury Street and Chicago Avenue. In Chicago Avenue from Kingsbury
                          Street to Larrabee Street. In State Street from Lake
                          Street to Randolph Street.

Production Plant #5:      Southeast corner of North State Street and East Kinzie
                          Street. (located in the IBM Building), 301 North State
                          Street.


Distribution Piping:      In Kinzie Street from 75 feet east of Dearborn Street
Plant #5                  to 75 feet east of State Street. In North State Street
                          from the intersection with West Kinzie Street to a point approximately 200 feet south of such intersection.

  This Exhibit is subject to amendment pursuant to the provisions of Section
7.1.2 of the Agreement (including City Council authorization and Departmental approvals) to incorporate

* Plant 4 is anticipated to be transferred to Northwind Chicago L.L.C. as an Affiliated Plant.

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new Approved Plants and Additional Distribution Facilities and subject to amendment pursuant to the provisions of Section 7.1.1 of the Agreement (including Departmental approvals) to amend the locations of the Distribution Facilities based on changes in construction conditions.

  All amendments requiring changes in location not based on construction conditions shall require City Council authorization.

* Plant 4 is anticipated to be transferred to Northwind Chicago L.L.C. as an Affiliated Plant.

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      IN WITNESS WHEREOF, the City has caused this Twenty-Third Amendment to be duly executed in its name and behalf as of the date first written by its Commissioner of the Department of Environment, its Director of the Department of Revenue and its Commissioner of the Department of Transportation and the Grantee has signed and sealed the same on or as of the day and year first written.

(SEAL)

                                       CITY OF CHICAGO

/s/ [ILLEGIBLE]                        By: /s/ Sadhu Johnston
--------------------------                 -------------------------------------
Deputy City Clerk                      Title:  Commissioner of the
                                               Department of Environment

                                       By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                       Title: Director of the Department
                                              of Business Affairs and
                                              Licensing

                                       By: /s/ [ILLEGIBLE]
                                           -------------------------------------
                                       Title:  Commissioner of the
                                               Department of Transportation

Reviewed as to form
and legality:

/s/ Monica M. Monroe
------------------------------
Assistant Corporation Counsel
or Senior Counsel

ATTEST:                                THERMAL CHICAGO CORPORATION

/s/ James A. Pagnusel                  By: /s/ David A. Bump
--------------------------                 -------------------------------------
TITLE: SECRETARY                       Title: President

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